As filed with the Securities and Exchange Commission on November 29, 2006
Registration No. 333-80461

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLENBOROUGH REALTY TRUST INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation or organization)
94-3211970
(I.R.S. Employer Identification No.)
400 South El Camino Real, Ste. 1100, San Mateo, California 94402
(650) 343-9300
(Address of Principal Executive Offices)

1996 Stock Incentive Plan
(Full Title of the Plan)

G. Lee Burns, Esq.
Vice President, General Counsel and Secretary
400 South El Camino Real, Ste. 1100, San Mateo, California 94402
(650) 343-9300
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Justin Bastian Esq.
Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, California 94304
(650) 813-5641

TERMINATION OF REGISTRATION
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-80461) of Glenborough Realty Trust Incorporated (the “Company”).
     On November 29, 2006, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of August 20, 2006, by and among the Company, Glenborough Properties, L.P., Gridiron Holdings LLC and Gridiron Acquisition LLC (“Merger Sub”), the Company will merge with and into Merger Sub, a subsidiary of certain funds managed by Morgan Stanley Real Estate.
     In connection with the Merger, the Company hereby removes from registration all of its securities registered pursuant to this Registration Statement that remain unissued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Mateo, state of California, on this 29th day of November, 2006.

GLENBOROUGH REALTY TRUST INCORPORATED
By:	/s/ Andrew Batinovich
Andrew Batinovich
President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following individuals in the capacities indicated on November 29, 2006.

	Name	Title	Date

	/s/ Andrew Batinovich Andrew Batinovich	President, Chief Executive Officer and Director (Principal Executive Officer)	November 29, 2006

	/s/ Brian S. Peay Brian S. Peay	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 29, 2006

	ROBERT BATINOVICH* Robert Batinovich	Chairman of the Board and Director	November 29, 2006

	PATRICK FOLEY* Patrick Foley	Director	November 29, 2006

	LAURA WALLACE* Laura Wallace	Director	November 29, 2006

* By:	/s/ Andrew Batinovich Andrew Batinovich Attorney-in-Fact		November 29, 2006